Exhibit 3.130.1
ASSIGNMENT
     FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, We, Zev Karkomi and Craig M. Bernfield, Managers of Aviv Healthcare, L.L.C., general partner of Aviv Healthcare Properties Limited Partnership, general partner of Aviv Healthcare Properties Operating Partnership I, L.P., sole member of Aviv Development JV, L.L.C. (“Assignor”), effective January 1, 2007, do hereby sell, transfer and assign to Aviv Financing I, L.L.C. (“Assignee”), all right, title and interest in Mansfield Aviv, L.L.C., a Delaware limited liability company (the “Company”), and direct that all further profits, losses, income, return of contributions and distributions be paid or credited to Assignee.
     Dated this 1st day of January, 2007.

AVIV DEVELOPMENT JV, L.L.C.
By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By:	/s/ Zev Karkomi
Name: Zev Karkomi
Its: Manager

By:	/s/ Craig M. Bernfield
Name: Craig M. Bernfield
Its: Manager

ACCEPTANCE OF ASSIGNMENT
      We, Zev Karkomi and Craig M. Bernfield, not individually but as Managers of Aviv Healthcare, L.L.C., general partner of Aviv Healthcare Properties Limited Partnership, general partner of Aviv Healthcare Properties Operating Partnership I, L.P., sole member of Aviv Financing I, L.L.C., hereby accept the foregoing assignment of Company Interest and agree that Aviv Financing I, L.L.C. be bound by all the terms, conditions and covenants of the Operating Agreement of Mansfield Aviv, L.L.C., as the same may have been amended as of the date hereof.
     Dated this 1st day of January, 2007.

AVIV FINANCING I, L.L.C.
By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By:	/s/ Zev Karkomi
Name: Zev Karkomi
Its: Manager

By:	/s/ Craig M. Bernfield
Name: Craig M. Bernfield
Its: Manager